Exhibit D
                              UTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS


                                                                                            Principal    Shelf
                                                                                Maturity    Amount       Capacity
New York Utilities (as of 9/30/00)           Debt Securities        Rate        Date        ($000)       ($000)
-----------------------------------------------------------------------------------------------------------------
KeySpan Generation LLC                       EFRBs Series 1997 A    Variable     12/01/27       24,880
                                             PCRBs Series 1999 A    Variable     10/01/28       41,125
                                                                                 Subtotal       66,005

KeySpan Energy Delivery Long Island          MTN Program 2000       7.875%       02/01/10      400,000    600,000

KeySpan Energy Delivery New York
                                             GFRBs Series 1989 A     6.75%       02/01/24       45,000
                                             GFRBs Series 1989 B     6.75%       02/01/24       45,000
                                             GFRBs Series 1991 A     6.95%       07/01/26       50,000
                                             GFRBs Series 1991 B     6.95%       07/01/26       50,000
                                             GFRBs Series 1993 A     6.37%       04/01/20       37,500
                                             GFRBs Series 1993 B     6.37%       04/01/20       37,500
                                             GFRBs Series 1993 C     5.60%       06/01/25       55,000
                                             GFRBs Series 1993 D-1   5.64%       07/01/26       25,000
                                             GFRBs Series 1993 D-2   5.64%       07/01/26       25,000
                                             GFRBs Series 1996       5.50%       01/01/21      153,500
                                             GFRBs Series 1997 A-1   Variable     12/1/20       75,000
                                             GFRBs Series 1997 A-2   Variable     12/1/20       50,000
                                                                                 Subtotal      648,500
---------------------------------------------------------------------------------------------------------------
Total for New York Utility Subsidiaries                                                      1,314,505
---------------------------------------------------------------------------------------------------------------

                                                                                                                 Shelf
                                                                    Interest            Maturity    Balance      Capacity
Massachusetts Utilities             Issue                           Rate                Date        ($000)       ($000)
-------------------------------------------------------------------------------------------------------------------------
Boston Gas Company (as of 9/30/00)
                                    Unsecured Medium Term Notes
                                                   Series 1989A     8.87%               1/5/05        15,000
                                                   Series 1994B     8.38% Wt Avg.       11/30/06      12,000
                                                   Series 1990A     9.68%               12/15/10      10,000
                                                   Series 1989A     8.95%               6/15/11       10,000
                                                   Series 1990A     9.00%               2/22/11       10,000
                                                   Series 1995C     6.80%               11/30/12      10,000
                                                   Series 1995C     6.80%               12/2/13        5,000
                                                   Series 1994B     6.93%               1/15/14        5,000
                                                   Series 1994B     8.50%               11/24/14       2,000
                                                   Series 1995C     7.10%               10/15/15       5,000
                                                   Series 1994B     6.93%               1/15/16        5,000
                                                   Series 1994B     6.93%               4/1/16        10,000
                                                   Series 1992A     8.33%               7/10/17        8,000
                                                   Series 1992A     8.33%               7/10/18       10,000
                                                   Series 1994B     6.93%               1/15/19       10,000
                                                   Series 1989A     8.97%               12/15/19       7,000
                                                   Series 1990A     9.75%               12/1/20        5,000
                                                   Series 1990A     9.05%               9/1/21        15,000
                                                   Series 1992A     8.33%               6/5/22        10,000
                                                   Series 1995C     6.95%               12/1/23       10,000
                                                   Series 1994B     6.98%               1/15/24        6,000
                                                   Series 1995C     6.95%               12/1/24        5,000
                                                   Series 1995C     7.25%               10/1/25       20,000
                                                   Series 1995C     7.25%               10/1/25        5,000
------------------------------------------------------------------------------------------------------------------------
                                                   Total Gas Debt                                    210,000
------------------------------------------------------------------------------------------------------------------------
                                                   Capital Leases   8.00%                             14,563
------------------------------------------------------------------------------------------------------------------------
                                       Cumulative Preferred Stock   6.42%               9/1/18        16,735
------------------------------------------------------------------------------------------------------------------------
                                             Total for Boston Gas                                    241,298
------------------------------------------------------------------------------------------------------------------------

                                                                       Exhibit D
             UTILITY SUBSIDIARIES
            FINANCING ARRANGEMENTS

                                                                                                                 Shelf
                                                                    Interest            Maturity    Balance      Capacity
Massachusetts Utilities             Issue                           Rate                Date        ($000)       ($000)
-------------------------------------------------------------------------------------------------------------------------
Colonial Gas Company (as of 9/30/00)
                                    First Mortgage Bonds
                                               Series CH            8.80%               2022         25,000

                                    First Mortgage MTN'S
                                                   MTA-1            6.44%/7.38%         2005/2025    10,000
                                                   MTA-2            6.08%/6.90%         2005/2025    10,000
                                                   MTA-3            6.94%               2026         10,000
                                                   MTA-5            6.88%               2008         10,000
                                                   MTA-6            6.81%               2027         15,000
                                                   MTA-7            6.38%               2008         10,000
                                                                                Subtotal For MTA     65,000

                                                   MTB-1            6.34%/7.12%         2008/2028    20,000
                                                   MTB-2            5.50%               2003         10,000
                                                                                Subtotal For MTB     30,000     75,000

                                          Total Gas Debt                                            165,000

                                          Capital Leases           8.00%                              1,193

                                  Total for Colonial Gas                                            166,193


Essex County Gas Company (as of 9/30/00)
-------------------------------------------------------------------------------------------------------------------------
                                  First Mortgage Bonds
                                                  1996             7.28%                2016         10,000
                                                  1990            10.10%                2001          8,000

                                        Total Gas Debt                                               18,000

                                        Capital Leases             8.38%                                423

                            Total for Essex County Gas                                               18,423
-------------------------------------------------------------------------------------------------------------------------
Total for Massachusetts Utility Subsidiaries                                                        425,914
-------------------------------------------------------------------------------------------------------------------------


                                                                            Interest            Maturity    Balance      Capacity
New Hampshire Utilities (As of 9/30/00)     Issue                           Rate                Date        ($000)       ($000)
---------------------------------------------------------------------------------------------------------------------------------
EnergyNorth Natural Gas, Inc.
                                            Mortgage Bonds
                                            4th Supplemental                8.44%               2009          3,000
                                            2nd Supplemental                9.70%               2019          7,000
                                            3rd Supplemental                9.75%               2020         10,000
                                            6th Supplemental                7.40%               2027         21,872

                                            Notes Payable
                                            Equipment NP                   Prime plus 0.50%     2000-01          33
                                                                           LIBOR + 1.50%        2001-03         106

---------------------------------------------------------------------------------------------------------------------------------
Total for New Hampshire Utility Subsidiaries                                                                 42,011
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
        Total for Utility Subsidiaries                                                                    1,782,430
---------------------------------------------------------------------------------------------------------------------------------

                                     Page 5